UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  April 15, 2004
(Date of Earliest Event Reported)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

2-17039 84-0467208
(Commission File Number) (I.R.S. Employer Identification Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS 78752-1602
(Address of Principal Executive Offices) (Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure

On April 15, 2004, management of National Western Life Insurance Company (the "Company"), notified Deloitte & Touche LLP ("Deloitte") that the Company would not be renewing the engagement of Deloitte as independent accountants for the audit of its consolidated financial statements for the year ending December 31, 2004. Deloitte's dismissal will be effective with the Company's filing of its Form 10-Q for the quarter ended March 31, 2004. The Company's Audit Committee of the Board of Directors approved the dismissal of Deloitte as the Company's independent accountants based upon the results of a competitive proposal process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 22, 2004	/S/Brian M. Pribyl

Name: Brian M. Pribyl
Title: Senior Vice President
Chief Financial & Administrative Officer and Treasurer